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                                                                    Exhibit 5.1






                                November 15, 2000




Board of Directors
Aronex Pharmaceuticals, Inc.
8707 Technology Forest Place
The Woodlands, Texas  77381

Gentlemen:

         We have acted as counsel to Aronex Pharmaceuticals, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company of an aggregate maximum offering of $24,000,000 of shares of common stock of the Company (the "Shares").

         As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. In addition, we have assumed that any requisite stockholder approval that may be required by the Nasdaq Marketplace Rules shall have been obtained prior to the issuance of an aggregate amount of shares that would require such approval under such Rules.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be, validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                                ANDREWS & KURTH L.L.P.